Exhibit 3.4

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “ROX FINANCIAL GP LLC”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF JANUARY, A.D. 2020, AT 3:15 O`CLOCK P.M.

7801667 8100	Authentication: 202203107
SR# 20200304289	Date: 01-16-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.The name of the limited liability company is

ROX Financial GP LLC

2.The Registered Office of the limited liability company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street                                                                               (street), in the City of Wilmington                                               , zip Code 19801                                        . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is The Corporation Trust Company

By:	/s/ David Ronn
Authorized Person

Name:	David Ronn
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